CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Funds Trust of our report dated July 23, 2025, relating to the financial statements and financial highlights, which appears in Putnam Mortgage Opportunities Fund’s Annual Report on Form N-CSR for the year ended May 31, 2025. We also consent to the references to us under the headings “Financial highlights”, “FINANCIAL STATEMENTS” and “Auditor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 22, 2025